http://schemas.microsoft.com/office/word/2003/wordml2450



                                SUB-ITEM 77Q1(a)

Appendix A, dated December 14, 2010, to the Master Amended and Restated By-Laws for MFS Series Trust III, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 77 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on January 10, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.